Optinose Announces Closing of $46.0 Million Public Offering of Common Stock

YARDLEY, Pa., November 18, 2021 – Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced the closing of the previously announced underwritten public offering of 28,750,000 shares of its common stock at a public offering price of $1.60 per share, including the exercise in full by the underwriters of their option to purchase up to 3,750,000 additional shares of common stock. The gross proceeds of the offering to Optinose are $46.0 million, before deducting underwriting discounts and before offering expenses.

Optinose intends to use the net proceeds of the offering for working capital and general corporate purposes, including the commercialization of XHANCE, the clinical development of XHANCE for a follow-on indication for the treatment of chronic sinusitis and other potential development programs.

Piper Sandler acted as the lead book-running manager and Cantor acted as passive book-running manager for the offering.

The securities described above were offered by Optinose pursuant to a shelf registration statement on Form S-3 (No. 333-258707) previously filed with the Securities and Exchange Commission (SEC) on August 11, 2021 and declared effective by the SEC on August 31, 2021.

The securities were offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement relating to the offering was filed with the SEC on November 15, 2021. A final prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from: Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by email at prospectus@psc.com, or by phone at (800) 747-3924 or Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 4th floor, New York, NY 10022; Email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements regarding the use of proceeds from the public offering. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: stock price volatility and risks and uncertainties related to market conditions; the impact of general business and economic conditions; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in Optinose’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and Optinose undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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